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Exhibit 99.1

    [PIXELWORKS LOGO]

News Release
For Immediate Release

Contact Information:	Media Inquiries: Chris Bright Tel: (503) 612-6700 ext. 594 E-mail: cbright@pixelworks.com Web site: www.pixelworks.com	Investor Inquiries: Jodie Brady Tel: (503) 612-6700 ext. 527 E-mail: jodieb@pixelworks.com

Pixelworks to Acquire nDSP to Extend Low Cost Video
Processing Technology; Establishes Presence in China

Selected Highlights

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  Pixelworks to acquire nDSP Corporation, a privately held fabless semiconductor company with 44 employees, founded in 1997, and headquartered in Campbell, California.
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  This acquisition will extend Pixelworks' rich technology portfolio with the immediate addition of low-cost, high-performance video processing ICs and technology to enhance the image quality of mainstream consumer televisions and other digital display products.
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  The nDSP acquisition establishes Pixelworks' presence in China by adding two offices with 24 employees located in Beijing and Shenzhen, China.

    Tualatin, Ore., December 10, 2001—Pixelworks, Inc. (NASDAQ:PXLW), a leading provider of system-on-a-chip ICs for the advanced display market, today announced that it has signed a definitive agreement to acquire nDSP Corporation, a privately held fabless semiconductor company. Founded in 1997 and based in Campbell, California, nDSP is an emerging provider of video processing ICs designed to enhance the picture quality of mainstream consumer televisions, flat panel displays, and multimedia projectors.

    With the acquisition of nDSP, Pixelworks continues to strengthen its advanced video processing product and technology portfolio. nDSP's non-linear digital signal processing ICs provide dramatic enhancement of video quality in a compact silicon core engineered to deliver low-cost, high-performance video solutions for a wide variety of display products. nDSP's patent-pending video processing technology dramatically improves television image quality through frame rate conversion, interlaced to progressive scan conversion, noise reduction, motion compensation, sharpness enhancement, and resolution enhancement.

    These discrete nDSP chips will join Pixelworks' SignalProcessor product line and will complement Pixelworks' ImageProcessor system-on-a-chip ICs and the reconfigurable DSP video processing technology from Jaldi Semiconductor. With this expanded technology portfolio Pixelworks plans to offer a choice of chip sets and highly integrated system-on-chip solutions so customers can tailor a video product design to meet the full range of price/performance criteria.

    "The acquisition of nDSP is a great fit with Pixelworks," said Allen Alley, President, CEO and Chairman of Pixelworks. "They bring us low-cost, exceptionally high quality video processing technology, exciting new products, and an experienced team of video processing engineers who have developed cost effective, cutting-edge video IP."

    "nDSP also brings us 24 development and support engineers located in Beijing and Shenzhen, establishing our presence in China where over one third of the world's televisions are manufactured today. We expect to see more and more display products manufactured in China, so expanding our presence there is of great importance," Alley added.

    "We're very excited about becoming part of the Pixelworks team," said Bob Zhang, Chief Technology Officer and co-founder of nDSP. "As a leading provider of system-on-a-chip ICs for the advanced display market, Pixelworks will open up significant new opportunities for our non-linear DSP architecture in new products, new markets and with new customers," added Zhang.

    nDSP Corporation was founded in 1997 and has 44 employees, including 24 at offices in Beijing and Shenzhen, China. The company received venture financing from VantagePoint Venture Partners, TechFund Capital II and TechFarm Ventures, Maton Venture and Crown Growth Partners.

    In connection with the acquisition, Pixelworks will issue approximately 1.2 million shares of its Common Stock representing approximately 3 percent of total outstanding shares of Pixelworks Common Stock in exchange for all outstanding shares of nDSP capital stock. The merger transaction is expected to close within 45 days and will be accounted for under the purchase method of accounting. The boards of directors of both companies have approved the merger, which awaits approval by nDSP shareholders and the satisfaction of regulatory requirements and other customary closing conditions. Pixelworks expects to record a one-time write-off in the quarter ending March 31, 2002 for purchased in-process research and development expenses related to the acquisition.

    Pixelworks currently expects nDSP to generate revenue of approximately $500,000 in the quarter ending March 31, 2002, and approximately $5.0 to $7.0 million for the year ending December 31, 2002. Pixelworks believes the acquisition of nDSP will be accretive to pro forma earnings per share by the third quarter of 2002, which ends September 30, 2002.

About Pixelworks, Inc.

    Pixelworks, headquartered in Tualatin, Oregon, is a leading provider of system-on-a-chip ICs for the advanced display market. Pixelworks' solutions process and optimize video, computer graphics and Web information for display on a wide variety of devices used in business and consumer markets. Pixelworks ImageProcessor Architecture powers the world's most highly regarded flat panel display products, including monitors and projectors marketed by Compaq, Dell, NEC-Mitsubishi, Samsung, SANYO, Sharp, Sony and ViewSonic. For more information, please visit the company's Web site at www.pixelworks.com.

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    Pixelworks is a trademark of Pixelworks, Inc. All other trademarks and registration marks are the property of their respective corporations.

Safe Harbor Statement

    The statements by Allen Alley and Bob Zhang, and the statements in the press release above, are forward-looking statements within the meaning of the Securities Litigation Reform Act of 1995. Such statements are based on current expectations, estimates and projections about the company's business. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions that are difficult to predict. Actual results could vary materially from the description contained herein due to many factors including those described above and the following: business and economic conditions, changes in growth in the flat panel monitor, multimedia projector, and advanced television industries, changes in customer ordering patterns, competitive factors, such as rival chip architectures, pricing pressures, insufficient, excess or obsolete inventory and variations in inventory valuation, continued success in technological advances, shortages of manufacturing capacity from our third-party foundries, litigation involving antitrust and intellectual property, the non-acceptance of the combined technologies by leading manufacturers, and other risk factors listed from time to time in the company's Securities and Exchange Commission filings. In addition, such statements are subject to the risks inherent in investments in and acquisitions of technologies and businesses, including the timing and successful completion of technology and product development through volume production, integration issues, unanticipated costs and expenditures, changing relationships with customers, suppliers and strategic partners, potential contractual, intellectual property or employment issues, accounting treatment and charges, and the risks that the investment or acquisition cannot be completed successfully or that anticipated benefits are not realized. The forward-looking statements contained in this news release speak only as of the date on which they are made, and the company does not undertake any obligation to update any forward-looking statement to reflect events or circumstances after the date of this news release. If the company does update one or more forward-looking statements, investors and others should not conclude that the company will make additional updates with respect thereto or with respect to other forward-looking statements.

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Pixelworks to Acquire nDSP to Extend Low Cost Video Processing Technology; Establishes Presence in China